                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                                PACIFIC GROWTH FUND


(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                                  _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL TOTAL RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                          (A)
  $1,000         ERV AS OF     AGGREGATE            NUMBER OF         AVERAGE ANNUAL
INVESTED - P      31-Oct-95   TOTAL RETURN          YEARS - n         TOTAL RETURN - T
-------------    -----------  --------------      ---------------------------------
 31-Oct-94          $870.10     -12.99%                 1.00           -12.99%

 30-Nov-90        $2,018.70     101.87%                 4.92            15.36%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                             _                                  _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL TOTAL RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                        (C)                                                   (B)
  $1,000          EV AS OF             TOTAL                     NUMBER OF                   AVERAGE ANNUAL
INVESTED - P      31-Oct-95            RETURN - TR                YEARS -                     TOTAL RETURN
-------------    -----------           -----------           -----------------           ------------------------
 31-Oct-94          $913.50                 -8.65%                       1.00                      -8.65%

 30-Nov-90        $2,038.70                103.87%                       4.92                      15.59%

(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000


FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                                       (D)                     (E)                     (F)
$10,000          TOTAL                 GROWTH OF               GROWTH OF               GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT      $50,000 INVESTMENT      $100,000 INVESTMENT
-----------      -----------           -------------------------------------------------------------------
 30-Nov-90           103.87               $20,387                  $101,935                      $203,870